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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]


June 13, 2002

The Gap, Inc.
Two Folsom Street
San Francisco, CA  94105

                  Re:  The Gap, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the proposed issuance pursuant to The Gap, Inc. Executive Deferred Compensation Plan, as amended (the "Plan"), of up to an additional $51,000,000 in aggregate amount of deferred compensation obligations (the "Obligations") of The Gap, Inc., a Delaware corporation (the "Company"). The Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan.

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

         Based on such examination, we are of the opinion that the additional $51,000,000 of Obligations to be issued by the Company pursuant to the Plan are binding obligations of the Company, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.




                                            Very truly yours,

                                            /s/ WILSON SONSINI GOODRICH & ROSATI

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation